Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on this Registration Statement on Form S-3/A of American DG Energy Inc. of our report dated April 1, 2013, relating to our audits of the consolidated financial statements which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to our firm under the caption "Experts" in the prospectus which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, MA

December 11, 2013